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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Information" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-25577) and related Prospectus of NTL Incorporated and to the incorporation by reference therein of our report dated March 27, 1997, with respect to the consolidated financial statements and schedule of NTL Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG LLP

New York, New York
May 21, 1997